Exhibit 10.18

TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”), dated as of December 13, 2010 (the “Amendment Date”), is among J.B. POINDEXTER & CO., INC., a Delaware corporation, MORGAN TRUCK BODY, LLC, a Delaware limited liability company, TRUCK ACCESSORIES GROUP, LLC, a Delaware limited liability company, MIC GROUP, LLC, a Delaware limited liability company, MORGAN OLSON, LLC, a Delaware limited liability company, EFP, LLC, a Delaware limited liability company, and FEDERAL COACH, LLC, a Delaware limited liability company (each a “Borrower” and collectively “Borrowers”), the other Loan Parties signatory to the Loan Agreement defined below, and BANK OF AMERICA, N.A., a national banking association and successor to LaSalle Bank National Association, for itself as administrative agent (in such capacity, “Agent”) and a Lender under the Loan Agreement defined below.

RECITALS:

A.                                   Borrower, Agent and the Lenders are party to the certain Loan and Security Agreement dated as of March 15, 2004, the First Amendment to Loan and Security Agreement dated May 13, 2004, the Limited Consent and Second Amendment to Loan and Security Agreement dated November 3, 2004, the Limited Consent and Omnibus Amendment dated December 30, 2004, the Third Amendment to Loan and Security Agreement dated January 20, 2005, Amendment No. 4 to Loan and Security Agreement dated April 25, 2005, the Limited Consent and Second Omnibus Amendment dated January 20, 2006, the Third Omnibus Amendment dated January 20, 2006, the Limited Consent and Fourth Omnibus Amendment dated March 17, 2006, the Limited Consent, Joinder and Fourth Omnibus Amendment dated October 10, 2006, the Limited Consent, Joinder and Fifth Omnibus Amendment dated April 30, 2007, the Limited Consent, Joinder and Sixth Omnibus Amendment dated August 22, 2007, the Limited Consent, Joinder and Seventh Omnibus Amendment dated September 3, 2007, the Eighth Amendment to Loan and Security Agreement dated October 7, 2008, the Limited Waiver and Eighth Omnibus Amendment dated May 26, 2009 and the Ninth Amendment to Loan and Security Agreement dated January 14, 2010 (collectively and as may be further amended, restated or otherwise modified from time to time, the “Loan  Agreement”). Terms defined by the Loan Agreement, where used in this Amendment, shall have the same meanings as are prescribed by the Loan Agreement.

B.                                     Borrower, Agent and the Lenders have agreed to amend the Loan Agreement, subject to the terms of this Amendment.

NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Agent and the Lenders hereby agree as follows:

ARTICLE 1

Amendments to Loan Agreement

Section 1.1                                      Amendments to Section 1.1 of the Loan Agreement. Effective as of the Amendment Date, the following definitions set forth in Section 1.1 of the Loan Agreement are amended and restated to read as follows:

“Original Term” means the period beginning on March 15, 2004 and ending on March 14, 2008.

“Renewal Term” means, (a) as of any date of determination prior to December 13, 2010, each successive one-year, period beginning on March 15, 2008 and ending on March 14,

2011, and (b) as of any date of determination on or after December 13, 2010, the period beginning on December 13, 2010 and ending on March 14, 2012.

Section 1.2                                      Addition to Section 1.1 of the Loan Agreement. Effective as of the Amendment Date, the following definitions are hereby added to Section 1.1 of the Loan Agreement, each of which shall be deemed to be located in its appropriate alphabetical position and read as follows:

“Average Utilization” means, for any period, the daily average outstanding principal balance of Revolving Loans during such period.

“LC Fee Percentage” means, (a) as of any date of determination on or prior to January 31, 2011, two percent (2.00%) and (b) on any date of determination on or after February 1, 2011, the “LC Fee Percentage” applicable for such date as shown in the Pricing Matrix.

“LIBOR Margin” means, (a) as of any date of determination on or prior to January 31, 2011, one and three-quarter percent (1.75%) and (b) on any date of determination on or after February 1, 2011, the “LIBOR Margin” applicable for such date as shown in the Pricing Matrix.

“Pricing Matrix” means the following table for determining the LIBOR Margin, the LC Fee Percentage or the Prime Margin, as the case may be, applicable on any day on or after February 1, 2011, in each case according to the ratio of (a) the sum of EBITDA minus income taxes payable minus unfinanced Capital Expenditures, to (b) Fixed Charges, in each case on a consolidated basis for Poindexter and its Subsidiaries as of the last day of a calendar month for the preceding twelve calendar months then ended.

Level	Ratio	LIBOR Margin	LC Fee Percentage	Prime Margin
1	< 1.00	2.75%	2.75%	1.00%
2	> 1.00 but < 1.15	2.25%	2.25%	0.50%
3	> 1.15	1.75%	1.75%	0,00%

Each of the above percentages shall be subject to increase or decrease upon receipt by Lender pursuant of the financial statements and corresponding compliance certificate for the last calendar month, which change shall be effective on the first day of the calendar month following receipt. If, by the first day of a month, any financial statements and compliance certificate due in the preceding month have not been received, then, at the option of Lender, the above percentages shall be determined as if Level I were applicable, from such day until the first day of the calendar month following actual receipt.

“Prime Margin” means, (a) as of any date of determination on or prior to January 31, 2011, zero percent (0.00%) and (b) on any date of determination on or after February 1, 2011, the “Prime Margin” applicable for such date as shown in the Pricing Matrix.

“Unused Line Fee” means, as of any date of determination during a calendar quarter, (a) 0.50% if Average Utilization for the preceding fiscal quarter is less than or equal to 50.0%, or (b) 37.5% if Average Utilization for the preceding fiscal quarter is greater than 50.0%.

Section 1.3                                      Amendment to Section 3(a) of the Loan Agreement. Effective as of the Amendment Date, the penultimate sentence of Section 3(a) of the Loan Agreement is hereby amended and restated to read as follows:

Borrowers shall remit to Agent for the benefit of Lenders, a Letter of Credit fee in an amount equal to the LC Fee Percentage of the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable quarterly in arrears on the last Business Day of each quarter.

Section 1.4                                      Amendment to Section 4(a)(i) of the Loan Agreement. Effective as of the Amendment Date, the first sentence of Section 4(a)(i) of the Loan Agreement is hereby amended and restated to read as follows:

At the Prime Rate plus the Prime Margin, in each case as in effect from time to time, payable on the last Business Day of each month in arrears.

Section 1.5                                      Amendment to Section 4(a)(ii) of the Loan Agreement. Effective as of the Amendment Date, the first sentence of Section 4(a)(ii) of the Loan Agreement is hereby amended and restated to read as follows:

The LIBOR Rate for the applicable Interest Period (such LIBOR Rate to remain fixed for such Interest Period) plus the LIBOR Margin as in effect from time to time.

Section 1.6                                      Amendment to Section 4(c)(iv) of the Loan Agreement. Effective as of the Amendment Date, the first sentence of Section 4(c)(iv) of the Loan Agreement is hereby amended and restated to read as follows:

Borrowers shall jointly and severally pay to Agent, for the ratable benefit of the Lenders, an unused line fee in an amount equal to the Unused Line Fee Percentage of the difference between the Maximum Loan Limit and the average daily balance of the Revolving Loans plus the Letter of Credit Obligations for each quarter, which fee shall be fully earned by Lenders and payable quarterly in arrears on the last Business Day of each calendar quarter.

Section 1.7                                      Amendment to Section 10 of the Loan Agreement. Effective as of the Amendment Date, Section 10 of the Loan Agreement is hereby amended and restated to read as follows:

10.                               TERMINATION.

THIS AGREEMENT SHALL AUTOMATICALLY TERMINATE ON THE EARLIER OF (a) MARCH 14, 2012 OR (b) ANY EARLIER DUE DATE, IF ANY, ON WHICH THE LIABILITIES ARE ACCELERATED AND BECOME DUE AND PAYABLE IN FULL PURSUANT TO SECTION 16 HEREOF. UPON TERMINATION OF THIS AGREEMENT, BORROWERS SHALL PAY ALL OF THE LIABILITIES IN FULL. The Lenders shall not make any additional Loans on or after the effective date of such termination. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated, Loan Parties shall deliver to each Lender and Agent a release, in form and substance satisfactory to Agent of all obligations and liabilities of Agent and Lenders and their officers, directors, employees, agents, parents, subsidiaries and affiliates to Loan Parties (collectively, the “Loan Party Release”). The Loan Parties shall agree and, if the Loan Parties are obtaining new financing from another Lender to refinance any portion of the Liabilities, shall cause such new Lender to agree to indemnify Agent and Lenders, on terms satisfactory to Agent, for checks which Agent has credited to any Borrower’s accounts, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to such Borrower’s account (the “Good Funds Indemnity”). In addition, if any Letter of Credit Obligations shall remain outstanding at the time this Agreement is terminated, Borrowers shall provide Agent with cash collateral in an amount equal to 105% of the aggregate amount of all such Letter of Credit Obligations (the “L/C Cash Collateral”). Provided that Agent and Lenders receive the Loan Party Release, the Good Funds Indemnity and, if applicable, the L/C Cash Collateral on terms and conditions satisfactory to the Agent and Lenders, and receive payment in full of all Liabilities in immediately available funds together with any applicable prepayment fee, (i) the Agent and the Lenders agree to provide the Loan Parties with a written release of all liabilities and claims arising pursuant to this Agreement and the Other Agreements except in respect of the Good Funds Indemnity, the L/C Cash Collateral and the terms of this Agreement and the Other Agreements which, by their terms, expressly survive termination, including, without limitation, the terms of Sections 19 and 24 of this Agreement and (ii) the Agent agrees, at the Borrowers’ expense, to return to the Borrower Representative all share certificates, promissory notes, certificates of title and other similar possessory Collateral theretofore delivered to the Agent and execute and/or deliver to the Borrower Representative such documents, instruments, and agreements as reasonably requested and furnished by the Borrower Representative to evidence the termination of this Agreement and the release of the Agent’s and Lenders’ liens on the Collateral.

ARTICLE 2

Conditions

Section 2.1                                      Conditions Precedent. The effectiveness of Article 1 of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)                             Borrower shall have delivered to Agent an executed original copy of this Amendment, in form and substance satisfactory to Agent;

(b)                            upon giving effect to this Amendment, the representations and warranties contained herein and in all Other Agreements, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

(c)                             no Default or Event of Default shall be in existence; and

(d)                            all proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to Agent.

ARTICLE 3

Other Agreements

Section 3.1                                      Representations and Warranties. Borrowers represent and warrant to Agent and the Lenders that the execution, delivery and performance of this Amendment and any and all Other Agreements executed and/or delivered in connection herewith have been authorized by all requisite action on the part of Borrowers and will not violate the governing documents of Borrowers, and that, after giving effect to this Amendment, (a) the representations and warranties contained in the Loan Agreement and the Other Agreements are true and correct on and as of the date hereof as though made on and as of the date hereof (except to the extent that such representations and warranties were expressly made only in reference to a specific date), (b) no Default or Event of Default has occurred and is continuing, and (c) Borrowers are in full compliance with all covenants and agreements contained in the Loan Agreement and the Other Agreements.

Section 3.2                                      Ratifications. The Loan Agreement and the Other Agreements are ratified and confirmed and, except as expressly provided by this Amendment, shall continue in full force and effect in accordance with their terms.

Section 3.3                                      Reference to Loan Agreement. The Loan Agreement and each of the Other Agreements, and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such document to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

Section 3.4                                      Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Borrowers, Agent and the Lenders and their respective successors and assigns, except no Borrower may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of Agent.

Section 3.5                                      WAIVER AND RELEASE. IN CONSIDERATION OF THIS AGREEMENT, EACH BORROWER REPRESENTS AND WARRANTS THAT THERE ARE NO OFFSETS, DEFENSES OR COUNTERCLAIMS AGAINST OR IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN AGREEMENT OR THE OTHER AGREEMENTS AND EACH BORROWER HEREBY RELEASES AND DISCHARGES AGENT, THE LENDERS AND THEIR RESPECTIVE AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, OF AND FROM ALL CLAIMS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES, KNOWN OR UNKNOWN, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, IN CONNECTION WITH THE LOAN AGREEMENT AND THE OTHER AGREEMENTS OR ANY TRANSACTIONS OR ACTS IN CONNECTION THEREWITH, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE OF THIS AGREEMENT, WHICH ANY SUCH BORROWER MAY HAVE AGAINST ANY SUCH PERSON, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES OR LIABILITIES ARE BASED ON CONTRACT, TORT OR OTHERWISE.

Section 3.6                                      Applicable Law. This Amendment shall be governed by and construed in accordance with laws governing the Loan Agreement.

Section 3.7                                      Counterparts. This Amendment may be executed in one or more counterparts, and on telecopy or electronic counterparts each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

Section 3.8                                      ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER OF THIS AMENDMENT. THIS AMENDMENT MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment effective as of the Amendment Date.

BORROWERS:

J.B. POINDEXTER & CO., INC.
MORGAN TRUCK BODY, LLC
TRUCK ACCESSORIES GROUP, LLC
MIC GROUP, LLC
MORGAN OLSON, LLC
EFP, LLC
FEDERAL COACH, LLC

By:	/s/ Michael J. O’Connor
Name:	Michael J. O’Connor
Title:	Chief Financial Officer

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Dan Clubb
Name:	Dan Clubb
Title:	Vice President